EXHIBIT 99.1

VANSEN PHARMA INC. APPOINTS NEW PRESIDENT AND CEO

Las Vegas, Nevada – March 3, 2014 - Vansen Pharma Inc. [OTCQB: VNSN], a specialty pharmaceutical company, is pleased to announce the appointment of Dr. Ahmad Doroudian as its President and Chief Executive Officer. Dr. Doroudian was most recently the Chief Executive Officer and Vice Chairman of Merus Labs International Inc. (NASDAQ:MSLI – TSX:MSL), and brings with him a track record of accomplishment and success earned over his career in the healthcare industry.

Prior to founding Merus Labs, Dr. Doroudian served in various leadership positions at several pharmaceutical companies. Most notably he was the founder, CEO, Chairman and Director of PanGeo Pharma Inc. (now PendoPharm, a division of Pharmascience Inc.) Dr. Doroudian has been involved with early stage financing and management of private and publicly listed companies since 1996 and holds a Bachelors Degree in Biochemistry and a Masters Degree and Ph.D. in Biopharmaceutics from the University of British Columbia.

Dr. Doroudian will join Dr. Patrick Frankham on Vansen’s Board of Directors. Dr. Frankham currently serves as “Executive Director, Business Model & Healthcare Innovation” at Boehringer Ingelheim, one of the world's 20 leading pharmaceutical companies. Dr. Frankham has developed and marketed products in several therapeutic areas including anti-infectives, ophthalmology, dermatology, oncology, endocrinology and CNS.  Notable prior organizations where he held leadership roles include Phoenix International Life Sciences (MDS Pharma Services), Endoceutics Inc., Aeterna Zentaris, BioAxone Biosciences, & ICON Clinical Research.

Moira Ong also joins Vansen’s management team as Chief Financial Officer. Ms. Ong is a Chartered Accountant with over 16 years of experience in accounting and consulting and was formerly Vice President of Finance at Merus Labs International Inc. In addition to holding her Chartered Accountant (CPA, CA) designation, Ms. Ong is also a Chartered Financial Analyst (CFA).

About Vansen Pharma Inc.

Vansen Pharma Inc. is a specialty pharmaceutical company focused on broad therapeutic areas that are anticipated to grow and present an opportunity for major expansion.  Vansen will expand its commercial presence by adding complimentary products through in-licensing, co-promotion and acquisitions, resulting in a comprehensive product portfolio.  With its US based sales force, Vansen can better serve the increasing healthcare needs of patients and enhance growth.  Vansen’s current product portfolio of anti-infectives, including Factive®, Spectracef® and Cefditoren Pivoxil®, provides a strong and stable revenue base from which to grow and expand our company. Our experienced management team is aggressively pursuing acquisitions of accretive specialty products, including legacy drugs and cash flow positive healthcare companies.  We look forward to executing our growth strategy and creating lasting shareholder value for our investors.

Cautionary Statement

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 21E (i) (1) of the United States Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vansen's actual results to be materially different from any future results expressed or implied by these statements. Such statements include but are not limited to, that Vansen will expand its commercial presence by adding complimentary products through in-licensing, co-promotion and acquisitions, resulting in a comprehensive product portfolio, or that Vansen’s current product portfolio will provide a strong and stable revenue base from which to grow and expand the company. Such factors include the following: general economic and business conditions, changes in demand for Vansen's products, changes in competition, the ability of Vansen to integrate acquisitions or complete future acquisitions, interest rate fluctuations, currency exchange rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by Vansen that Vansen's plans and objectives will be achieved.  These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements.

For further information please contact:

Vansen Pharma Inc.
#1115-754, 6955 N Durango Drive
Las Vegas, NV 89149 USA

Tel:   (702) 843-0456
Fax:  (702) 843-0459

General Information: Investor Relations: Sales and Marketing: Website:	info@vansenpharma.com ir@vansenpharma.com greg.perius@vansenpharma.com www.vansenpharma.com